MEMBER INTERESTS PURCHASE AGREEMENT

THIS MEMBER INTERESTS PURCHASE AGREEMENT (this "Agreement"), made this 7 day of March 2013, between Global Arena Holding, Inc., (the "Seller") and Courtney Smith (the "Purchaser").

W I T N E S S E T H:

WHEREAS, as contemplated by this Agreement, Purchaser is to purchase from Seller, and Seller is to sell to Purchaser, 100% of the member interests of Global Arena Trading Advisors LLC ("Global Arena Trading") as more specifically provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF MEMBER INTERESTS

1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, Seller will sell to Purchaser, and Purchaser will purchase from Seller, at the Closing (as hereinafter defined), 100 member interests of Global Arena Trading at $5.00 per member interest. The member interests to be purchased by Purchaser and sold by Seller at the Closing are referred to in this Agreement as the "Member Interests." In consideration for the Member Interests, Purchaser will deliver to the Seller $500 in cash.

1.2 Closing. The closing of the sale and purchase of the Member Interests hereunder (the "Closing"), will be held at the offices of Seller on March 7, 2013 or at such other time, date and place as agreed to by the parties.

1.3 Delivery and Payment. At the Closing, Seller will deliver to Purchaser a certificate(s) representing the Member Interests, which certificate shall be registered in the name of Purchaser, against payment by the Purchaser to the Seller of the aggregate purchase price therefore. Notwithstanding the foregoing, Seller may accomplish the transfer of Member Interests to Purchaser by book entry, in which event a cross receipt shall be executed by the parties. Seller will pay all stamp and other transfer taxes, if any, which may be payable in respect of the sale and delivery of the Member Interests.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Purchaser as follows:

2.1 Existence and Authority. Purchaser has all requisite power to execute, deliver and perform this Agreement.

2.2 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or constitute a default under any agreement, indenture or other instrument to which Seller is a party or by which Seller may be bound or any law, regulation, order, arbitration, award, judgment or decree applicable to Seller.

2.3 Validity. This Agreement has been duly executed and delivered by Seller and is a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

2.4 Litigation. There are no actions, suits, proceedings or arbitrations or investigations pending, or to Seller's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Purchaser which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of this Agreement or the performance hereof by Seller (including, without limitation, the delivery of the Member Interests).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.1 Existence and Authority. Purchaser has all requisite power to execute, deliver and perform this Agreement.

3.2 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or constitute a default under any agreement, indenture or other instrument to which Purchaser is a party or by which Purchaser may be bound or any law, regulation, order, arbitration, award, judgment or decree applicable to Purchaser.

3.3 Validity. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, except as the enforceability thereof may be limited by any

applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

3.4 Litigation. There are no actions, suits, proceedings or arbitrations or investigations pending, or to Purchaser's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Purchaser which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of this Agreement or the performance hereof by Purchaser (including, without limitation, the delivery of the Member Interests).

ARTICLE IV
RESTRICTIONS ON DISPOSITION OF THE MEMBER INTERESTS

4.1 Restricted Securities. Purchaser acknowledges that Purchaser is acquiring the Member Interests pursuant to a transaction exempt from registration under the 1933 Act. Purchaser represents, warrants and agrees that all Member Interests acquired by Purchaser pursuant to this Agreement are being acquired for investment without any intention of making a distribution thereof, or of making any sale or other disposition thereof which would be in violation of the 1933 Act or any applicable state securities law, and that Purchaser will not dispose of any of the Member Interests.

4.2 Legend. Until such time as the Member Interests are registered pursuant to the provisions of the 1933 Act, any certificate or certificates representing the Member Interests delivered pursuant to Section 1.3, will bear a legend in substantially the following form:

> "The member interests represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless they have first been registered under such Act or unless an exemption from registration is available."

Seller may place stop transfer orders against the registration or transfer of any Member Interests evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.

ARTICLE V
CONDITIONS TO CLOSING

5.1 Conditions to Obligations of Purchaser. The obligation of Purchaser to purchase the Member Interests is subject to the satisfaction of the following conditions on the date of Closing:

(a) The representations and warranties of Seller set forth in Article II hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, Purchaser shall have been furnished with a certificate, dated the date of Closing, to such effect, signed by an authorized officer of Seller; and

(b) All permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.

5.2 Conditions to Obligations of Seller. The obligation of Seller to sell and deliver the Member Interests to Purchaser is subject to the satisfaction of the following conditions on the date of Closing:

(a) The representations and warranties of the Purchaser set forth in Article III hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, Seller shall have been furnished with a certificate dated the date of Closing, to such effect, signed by an authorized office of the Trustee; and

(b) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.

ARTICLE VI
MISCELLANEOUS

6.1 Expenses. Seller shall pay all of its expenses, and it shall pay Purchaser's expenses, in connection with the authorization, preparation, execution and performance of this Agreement.

6.2 Survival of Seller's Representations and Warranties. All representations and warranties made by Seller to Purchaser in this Agreement shall survive the Closing.

6.3 Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, as follows:

(a) To Seller:

Global Arena Holding, Inc.
708 Third Street
New York, NY 10017

(b) To the Purchaser:

Courtney Smith
9081 W Sahara Avenue, Suite 250
Las Vegas, NV 89117

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

6.4 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable, and neither party will take any action to impede the other from seeking to enforce such rights of specific performance.

6.5 Successors and Assigns; Integration; Assignability. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective legal representatives, successors and assigns. This Agreement (a) constitutes, the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall not confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) shall not be assignable by operation of law or otherwise.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

6.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

6.8 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by Purchaser and Seller.

6.9 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date and year first above written.

SELLER:

Global Arena Holding, Inc.

By: __________________________

Joshua Winkler, CEO

PURCHASER:

____

Courtney Smith